Exhibit 21

CNX RESOURCES CORPORATION
SUBSIDIARIES
As of January 30, 2020

(In alphabetical order)

Buchanan Generation, LLC (a Virginia limited liability company)
Cardinal States Gathering Company (a Virginia limited liability company)
CSG Holdings I LLC (a Delaware limited liability company)
CSG Holdings II LLC (a Delaware limited liability company)
CSG Holdings III LLC (a Delaware limited liability company)
CNX Gas Company LLC (a Virginia limited liability company)
CNX Gas LLC (a Delaware limited liability company)
CNX Land LLC (a Delaware limited liability company)
CNX Resource Holdings LLC (a Delaware limited liability company)
CNX Water Assets LLC (formerly CONSOL of WV LLC) (d/b/a CONVEY Water Systems) (a West Virginia limited liability Company)
Mon-View, LLC (a West Virginia limited liability company)
Pocahontas Gas LLC (a Delaware limited liability company)

CNX MIDSTREAM RELATED SUBSIDIARIES
CNX Gathering LLC (a Delaware limited liability company)
CNX Midstream GP LLC (a Delaware limited liability company)
CNX Midstream Partners LP (a Delaware limited partnership)
CNX Midstream Finance Corp. (a Delaware corporation )
CNX Midstream Operating Company LLC (a Delaware limited liability company)
CNX Midstream DevCo I GP LLC (a Delaware limited liability company)
CNX Midstream DevCo I LP (a Delaware limited partnership )
CNX Midstream DevCo III GP LLC (a Delaware limited liability company)
CNX Midstream DevCo III LP (a Delaware limited partnership )
CNX Midstream SP Holdings LLC (a Delaware limited liability company)